UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2019

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 14, 2019, the Board of Directors of TimkenSteel Corporation (the “Company”) approved a plan to close the Company’s TimkenSteel Material Services facility in Houston, Texas, in the first quarter of 2020.
The 100,000-square-foot facility currently employs approximately 100 people who provide value-add and finishing services, primarily to customers that service the energy market.
The Company will begin to execute a facility phase-down plan to be completed in the first quarter of 2020. As a result of the plant closure, the Company expects to realize approximately $6 million to $8 million of annual savings beginning in 2020.
The Company anticipates recognizing the following estimated charges related to this plant closure:

•	severance and other employee termination charges of $0.5 million to $1 million in the fourth quarter of 2019 with cash payments occurring in the first half of 2020;

•	inventory write-downs of $7 million to $12 million in the fourth quarter of 2019 based on expected results of the Company’s phase-down plan; and

•
machinery, equipment, and information technology related asset non-cash accelerated depreciation of $7 million to $8 million, split relatively evenly between the fourth quarter of 2019 and first quarter of 2020.

The Company will finalize these charges during the fourth quarter of 2019 as management begins to execute the phase-down plan. In total, these actions are expected to result in estimated total charges of approximately $15 million to $20 million during the phase-down period, approximately $0.5 million to $1 million of which will be cash charges.

FORWARD LOOKING STATEMENTS
Certain statements in this Current Report on Form 8-K (including statements regarding the Company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the federal securities laws. In particular, the statements regarding the Company’s expectations for its closure of its TimkenSteel Material Services facility, including the amount and timing of cash and non-cash charges related to the closure, are forward-looking. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the nature and timing of employee terminations and amounts for charges relating to inventory, machinery, equipment, information technology and intangible assets that differ from the original estimates based on the final fair value determinations. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	November 19, 2019	By:	/s/ Kristopher R. Westbrooks
Kristopher R. Westbrooks
Executive Vice President and Chief Financial Officer